UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 27, 2017, Applied Optoelectronics, Inc. (the “Company”) repaid the outstanding balance on both (i) an existing $5 million term loan with East West Bank (the “Term Loan”) and (ii) an existing $10 million equipment term loan with East West Bank and Comerica Bank (the “Equipment Loan”). As a result of such repayment of the Term Loan, the Business Loan Agreement, Commercial Security Agreement and Promissory Note between the Company and East West Bank, each dated as of July 31, 2014, were terminated. As a result of the repayment of the Equipment Loan, the $5,000,000 Amended and Restated Term Note between the Company and East West Bank dated July 24, 2016 (amending and restating a Promissory Note dated June 30, 2015) and the $5,000,000 Term Note between the Company and Comerica Bank dated July 24, 2016 were also terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ DAVID C. KUO
	Name:	David C. Kuo,
	Title:	General Counsel and Secretary

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